Exhibit 10.1

FIRST AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This First Amendment to the Agreement and Plan of Merger (the “Amendment”) is made and entered into as of December 9, 2009, by and between Semtech Corporation, a Delaware corporation (“Parent”); SMI Merger Corp., a California corporation and a wholly owned subsidiary of Parent (“Merger Sub”); Sierra Monolithics, Inc., a California corporation (the “Company”); and Shareholder Representative Services, LLC, a Colorado limited liability company, solely in its capacity as the Shareholders’ Representative (the “Shareholders’ Representative”). Capitalized terms used but not defined herein shall have the meaning assigned to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Parent, Merger Sub, the Company and the Shareholders’ Representative have previously entered into that certain Agreement and Plan of Merger, dated as of November 18, 2009 (the “Merger Agreement”);

WHEREAS, Section 10.12 of the Merger Agreement provides that the Merger Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties to the Merger Agreement; and

WHEREAS, Parent, Merger Sub, the Company and the Shareholders’ Representative desire to amend certain provisions of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Merger Sub, the Company and the Shareholders’ Representative hereby agree as follows:

AGREEMENT

1. Amendment of Section 1.4(b). Section 1.4(b) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“(b) the Bylaws of the Surviving Corporation shall be amended and restated at the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the provisions thereof, the Articles of Incorporation of the Surviving Corporation and the CGCL;”

2. Amendment of Section 5.5(a). Section 5.5(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Parent shall grant a pool of RSUs in an aggregate amount equal to $20,000,000 less the value of the aggregate “spread” of the Substituted Options (such amount, the “RSU Pool”). The number of RSUs to be awarded shall be equal to the quotient obtained by dividing the RSU Pool by the Parent Stock Price. Parent shall be entitled to reserve up to approximately 110,000 of the RSUs for future awards to new employees of the Surviving Corporation or Parent who primarily provide services to the Surviving Corporation (the “Reserved RSUs”). All of the RSUs that are not Reserved RSUs shall be granted immediately after the Closing (the “Closing RSUs”). Prior to the date hereof, Parent has delivered to the Company a tentative schedule of such Closing RSU grants. During the Pre-Closing Period, Parent and the Company shall cooperate with each other in connection with the preparation of a final schedule of Closing RSU grants which shall include the name of the recipient and the number of RSUs to be awarded to such recipient immediately after the Closing. The Closing RSUs will either vest annually over a four-year period starting on the Closing Date or, for performance-based RSUs, vest over a roughly two-year period ending on or about January 29, 2012 if specified performance targets are achieved.”

3. No Other Changes. Except as expressly amended hereby, the Merger Agreement shall remain in full force and effect and is hereby ratified and affirmed by the parties.

4. Counterparts. This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

5. Governing Law. This Amendment shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

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The parties hereto have caused this Amendment to be executed and delivered as of the day and year first written above.

SEMTECH CORPORATION

By:	/s/ Mohan Maheswaran
Name:	Mohan Maheswaran
Title:	President and Chief Executive Officer

SIERRA MONOLITHICS, INC.

By:	/s/ Javed Patel
Name:	Javed Patel
Title:	President and Chief Executive Officer

By:	/s/ Trevor Roots
Name:	Trevor Roots
Title:	Chief Financial Officer, Secretary and Senior Vice President, Finance

SMI MERGER CORP.

By:	/s/ Mohan Maheswaran
Name:	Mohan Maheswaran
Title:	President and Chief Executive Officer

By:	/s/ Randall H. Holliday
Name:	Randall H. Holliday
Title:	Secretary

SHAREHOLDER REPRESENTATIVE SERVICES, LLC

By:	/s/ Paul Koenig
Name:	Paul Koenig
Title:	Manager

[SIGNATURE PAGE TO FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER]